Exhibit 10.3

Exhibit B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into effective as of [●], 2026, by and among ARC Group Acquisition I Corp., a British Virgin Islands business company (“Purchaser”), MFH 2, LLC, a Delaware limited liability company (the “Sponsor”), and each of the undersigned parties listed on the signature page hereto under “Holders” (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, Purchaser, Firstborn Top Capital Sdn. Bhd., a Malaysian private limited company (the “Company”), the shareholders of the Company (the “Selling Shareholders”) and a representative each of the Company and Purchaser entered into a share purchase agreement, dated ________, 2026 (the “Share Purchase Agreement”), pursuant to which the Selling Shareholders agreed to sell and transfer to Purchaser, and Purchaser agreed to purchase, acquire and accept from the Selling Shareholders, all of the issued and outstanding capital shares of the Company, upon the terms and conditions set forth therein (the “Business Combination”);

WHEREAS, at the completion of the Business Combination, Purchaser shall issue as consideration to the Selling Shareholders Class A Shares (as defined below) of Purchaser (the “Consideration Shares”), in exchange for the ordinary shares of the Company held thereby;

WHEREAS, Purchaser, the Sponsor and certain Holders named therein are parties to a certain Registration Rights Agreement dated April 29, 2026 (the “Prior Agreement”), pursuant to which Purchaser granted to the Sponsor certain registration rights related to securities of Purchaser held thereby; and

WHEREAS, the parties to the Prior Agreement desire to terminate such agreement and enter into this Agreement, effective as of the completion of the Business Combination, to provide the Sponsor and the Holders with certain registration rights pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of Purchaser, after consultation with counsel to Purchaser, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) Purchaser has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of Purchaser.

“Business Combination” shall have the meaning given in the Recitals.

“Class A Shares” shall mean Class A ordinary shares of Purchaser, par value $0.0001 per share.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Consideration Shares Lock-up Period” means with respect to the Holders of Consideration Shares, the period ending on the earlier of (A) one (1) year following the Business Combination and (B) subsequent to the completion of the Business Combination, (x) the date on which the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least one hundred eighty (180) days after the completion of the Business Combination, or (y) the date on which Purchaser completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of Purchaser’s Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall have the meaning given in subsection 2.2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Filing Date” means, with respect to the Initial Registration Statement required to be filed on or before the 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the earliest practical date on which Purchaser is permitted by Commission guidance to file such additional Registration Statement related to the Registrable Securities; provided, however, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Form S-1” shall have the meaning given in subsection 2.2.1.

“Form S-3” shall have the meaning given in subsection 2.4.

“Founder Shares” shall mean 5,175,000 shares of Class B ordinary shares, par value $0.00001 per share, and shall be deemed to include the Class A Shares issuable upon conversion thereof.

“Holders” shall have the meaning given in the Preamble.

“Initial Registration Statement” means the Registration Statement required to be filed pursuant to Section 2.1.

“Insider Letter” shall mean that certain letter agreement, dated as of April 29, 2026, by and among Purchaser, the Sponsor and each of Purchaser’s officers and directors.

“Lock-up Agreement” shall mean that certain Lock-up Agreement, dated [*], 2026.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Sponsor Lock-up Period or Consideration Shares Lock-up Period, and to any transferee thereafter.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Purchaser” shall have the meaning given in the Preamble.

“Private Placement Rights” means the rights included in the Private Placement Units.

“Private Placement Shares” means the Class A Shares included in the Private Placement Units.

“Private Placement Units” means an aggregate of 200,000 private placement units purchased by the Sponsor pursuant to the Private Units Purchase Agreement.

“Private Placement Warrants” means the warrants included in the Private Placement Units.

“Private Units Purchase Agreement” means that certain Private Units Purchase Agreement, dated April 29, 2026, by and between Purchaser and the Sponsor.

“Pro Rata” shall have the meaning given in subsection 2.1.2.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares and the Class A Shares issued or issuable upon the conversion of the Founder Shares, (b) the Private Placement Shares, the Private Placement Warrants, and any Class A Shares issued or issuable upon the exercise of the Private Placement Warrants and the conversion of the Private Placement Rights, (c) any outstanding Class A Shares or any other equity security (including the Class A Shares issued or issuable upon the exercise of any other equity security) of Purchaser held by a Holder as of the date of this Agreement, (d) any equity securities (including the Class A Shares issued or issuable upon the exercise of any such equity security) of Purchaser issuable upon conversion of any working capital loans in an amount up to $2,500,000 made to Purchaser by a Holder, (e) the Consideration Shares, and (f) any other equity security of Purchaser issued or issuable by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Purchaser and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority Inc.) and any securities exchange on which the Class A Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for Purchaser;

(E) reasonable fees and disbursements of all independent registered public accountants of Purchaser incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders holding the majority of shares to be included in initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Lock-up Period” shall mean, with respect to the Founder Shares, Private Placement Shares, the Private Placement Warrants, any Class A Shares issued or issuable upon the exercise of the Private Placement Warrants, and any Class A Shares issued or issuable upon the conversion of the Private Placement Rights, the period ending on the earlier of (A) one year following the Business Combination and (B) subsequent to the completion of the Business Combination, (x) the date on which the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the completion of the Business Combination, or (y) the date on which Purchaser completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of Purchaser’s Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of Purchaser are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATION RIGHTS

2.1 Shelf Registration.

2.1.1 On or prior to each Filing Date, Purchaser shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by Commission guidance (provided that, Purchaser shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (except if Purchaser is then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-3 in accordance herewith). Subject to the terms of this Agreement, Purchaser shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for Purchaser to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to Purchaser pursuant to a written opinion letter to such effect, addressed and acceptable to Purchaser’s Transfer Agent and the affected Holders (the “Effectiveness Period”). Purchaser shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. Purchaser shall promptly notify the Holders by e-mail of the effectiveness of a Registration Statement on the same Business Day that Purchaser telephonically confirms effectiveness with the Commission. Purchaser shall, no later than the second Business Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

2.1.2 Notwithstanding any other provision of this Agreement, if any Commission guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that Purchaser used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the number of Registrable Securities to be registered shall be reduced on a pro rata basis based on the total number of Registrable Securities held by such Holders (such proportion is referred to herein as “Pro Rata”). In the event of a reduction hereunder, Purchaser shall give the Holder at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. Promptly after such Commission guidance is no longer applicable with respect to some or all of the remaining unregistered Registrable Securities, Purchaser shall file an additional Registration Statement in accordance with this Section 2.1.2 with respect to such Registrable Securities.

2.1.3 Each Holder agrees to furnish to Purchaser a completed Selling Shareholder Questionnaire within five (5) Business Days following the date of this Agreement. Each Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time unless such Holder has returned to Purchaser a completed and signed Selling Shareholder Questionnaire. If a Holder of Registrable Securities returns a Selling Shareholder Questionnaire after the deadline specified in the previous sentence, Purchaser shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Shareholder Questionnaire; provided that Purchaser shall not be required to file an additional Registration Statement solely for such shares. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire will be used by Purchaser in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.5 hereof, at any time and from time to time on or after the date Purchaser consummates the Business Combination, the Holders of at least twenty-five percent (25%) of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Purchaser shall, within ten (10) days of Purchaser’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify Purchaser, in writing, within five (5) days after the receipt by the Holder of the notice from Purchaser. Upon receipt by Purchaser of any such written notification from a Requesting Holder(s) to Purchaser, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and Purchaser shall use its commercially reasonable efforts to effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after Purchaser’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall Purchaser be obligated to effect more than an aggregate of two (2) Registrations pursuant to a Demand Registration under this subsection 2.2.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) Purchaser has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) Demanding Holders holding a majority in interest of the outstanding Registrable Securities initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify Purchaser in writing, but in no event later than five (5) days, of such election; and provided, further, that Purchaser shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders advise Purchaser as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the holders of a majority in interest of shares by Demanding Holders initiating the Demand Registration.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises Purchaser, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Class A Shares or other equity securities that Purchaser desires to sell and the Class A Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Purchaser shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Class A Shares or other equity securities that Purchaser desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Class A Shares or other equity securities of other persons or entities that Purchaser is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders, or a majority-in-interest of the Requesting Holders (if any), shall have the right to withdraw from a Registration pursuant to a Demand Registration for any or no reason whatsoever, upon written notification to Purchaser and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, Purchaser shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If, at any time on or after the date Purchaser consummates a Business Combination, Purchaser proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of Purchaser (or by Purchaser and by the shareholders of Purchaser including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Purchaser’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Purchaser or (iv) for a dividend reinvestment plan, then Purchaser shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). Purchaser shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Purchaser included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Purchaser.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises Purchaser and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Class A Shares that Purchaser desires to sell, taken together with (i) the Class A Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Class A Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of Purchaser, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for Purchaser’s account, Purchaser shall include in any such Registration (A) first, the Class A Shares or other equity securities that Purchaser desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of Purchaser, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then Purchaser shall include in any such Registration (A) first, the Class A Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Shares or other equity securities that Purchaser desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Class A Shares or other equity securities for the account of other persons or entities that Purchaser is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Purchaser and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. Purchaser (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, Purchaser shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

2.4 Registrations on Form S-3. Holders of Registrable Securities may at any time, and from time to time, request in writing that Purchaser, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that Purchaser shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of Purchaser’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, Purchaser shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify Purchaser, in writing, within ten (10) days after the receipt by the Holder of the notice from Purchaser. As soon as practicable thereafter, but not more than twelve (12) days after Purchaser’s initial receipt of such written request for a Registration on Form S-3, Purchaser shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that Purchaser shall not be obligated to effect any such Registration pursuant to this Section 2.4 if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of Purchaser entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

2.5 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to Purchaser’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that Purchaser has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and Purchaser and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to Purchaser and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case Purchaser shall furnish to such Holders a certificate signed by Purchaser’s Chairman of the Board (or President of Purchaser) stating that in the good faith judgment of the Board it would be seriously detrimental to Purchaser for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Purchaser shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that Purchaser shall not defer its obligation in this manner more than once in any 12-month period.

2.6 Block Trades; Other Coordinated Offerings.

2.6.1 Notwithstanding any other provision of this Section 2.6.1, at any time and from time to time when an effective Shelf Registration is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering (whether firm commitment or otherwise) not involving a “road show” or other substantial marketing efforts prior to pricing (commonly referred to as a “Block Trade”) or (b) an otherwise coordinated “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $10,000,000 or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify Purchaser of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is expected to commence, and Purchaser shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with Purchaser and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.6.2 Purchaser may facilitate a Block Trade or Other Coordinated Offering if it determines that sufficient shares shall be traded by any Holder or Holders that would be more efficiently traded as a block trade.

2.6.3 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a notice to Purchaser and the Underwriter(s) if any, of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, Purchaser shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.6.3.

2.6.4 Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Section 2.6.4.

2.6.5 Purchaser shall have the right to select the Underwriters, and brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering, in each case, which shall consist of one or more reputable nationally recognized investment banks.

2.6.6 A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.6.6 in any twelve (12) month period.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the date Purchaser consummates a Business Combination, Purchaser is required to effect the Registration of Registrable Securities, Purchaser shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Purchaser shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by Purchaser or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Purchaser and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Purchaser shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Purchaser are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause Purchaser’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Purchaser, prior to the release or disclosure of any such information; and provided further, Purchaser may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments Purchaser shall include unless contrary to applicable law;

3.1.11 obtain a “cold comfort” letter from Purchaser’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing Purchaser for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Purchaser’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of Purchaser to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Purchaser. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of Purchaser pursuant to a Registration initiated by Purchaser hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by Purchaser and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Purchaser that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Purchaser hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by Purchaser that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Purchaser to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Purchaser for reasons beyond Purchaser’s control, Purchaser may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by Purchaser to be necessary for such purpose. In the event Purchaser exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. Purchaser shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, Purchaser, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Purchaser after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Purchaser further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Class A Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, Purchaser shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 Purchaser agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Purchaser by such Holder expressly for use therein. Purchaser shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Purchaser in writing such information and affidavits as Purchaser reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Purchaser, its directors and officers and agents and each person who controls Purchaser (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Purchaser.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Purchaser and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Purchaser’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein (except as provided herein), then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed:

To Purchaser, to:

ARC Group Acquisition I Corp.

398 S Mill Avenue,

Suite 306,

Tempe, AZ 85284

Attn: ____________________

Telephone No.: __________________________

E-mail: ___________________

with a copy to:

Rimon, P.C.

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20006

Attn: Debbie A. Klis Esq.; Mark C Lee, Esq.

Telephone No.: (202) 935-3390

Email: deborrah.klis@rimonlaw.com; mark.c.lee@rimonlaw.com

To Purchaser, to:

Firstborn Top Capital Sdn. Bhd.

13A-3A, Q Sentral, 2A

Jalan Stesen Sentral 2

KL Sentral, Kuala Lumpur

Wilayah Persekutuan 50470

Malaysia

Attn: Wilson Ow

Telephone No.:

E-mail:

with a copy to:

Rohamat & Ling

Unit 1009, 10th Floor, Menara PJ,

Amcorp Trade Centre,

No. 18 Jalan Persiaran Barat,

46050 Petaling Jaya, Selangor.

Attn: Mark Wong Kah Kit

Telephone No.: 03-7932 5115

E-mail: mark@r-ling.com

To a Holder, to the address set forth below such Holder’s name on the signature page hereto.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of Purchaser hereunder may not be assigned or delegated by Purchaser in whole or in part.

5.2.2 Prior to the expiration of the Sponsor Lock-up Period or Consideration Shares Lock-up Period, no Holder of Founder Shares, Private Placement Shares, the Private Placement Warrants, any Class A Shares issued or issuable upon the exercise of the Private Placement Warrants and the conversion of the Private Placement Rights, or Consideration Shares may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Purchaser unless and until Purchaser shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Purchaser, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

5.5 Amendments and Modifications. Upon the written consent of (i) Purchaser, (ii) the Sponsor (if the Sponsor holds Registrable Securities at the time in question), ) (iii) a majority-in-interest of Registrable Securities held by the Founders at the time in question, and (iv) a majority-in-interest of the Holders of Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the capital shares of Purchaser, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or Purchaser and any other party hereto or any failure or delay on the part of a Holder or Purchaser in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Purchaser. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Termination of Prior Agreement. The Prior Agreement is hereby terminated in its entirety effective as of the completion of the Business Combination.

5.7 Term. This Agreement shall terminate upon the earlier of (i) the tenth (10th) anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities without registration pursuant to Rule 144 (or any similar provision) under the Securities Act with no volume or other restrictions or limitations. The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ARC GROUP ACQUISITION I CORP.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SPONSOR:

MFH 2, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:
Name:
Title:
Email:
Address:

[Signature Page to Registration Rights Agreement]